SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE

ACT OF 1934

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RULE 14c-5(d)(2))

GEMZ CORP.

(Formerly MSM JEWELRY CORP. )

(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT

OF

GEMZ CORP.

(Formerly MSM JEWELRY CORP. )

(Formerly American Jewelry Corp.)

800 SECOND AVE. 8 th FLOOR

NEW YORK, NEW YORK 10017

THIS INFORMATION STATEMENT IS BEING PROVIDED

TO YOU BY THE BOARD OF DIRECTORS

OF GEMZ CORP.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO

SEND US A PROXY

This Information Statement is being mailed or furnished to the stockholders of GEMZ Corp., a Nevada corporation (the "Company"), in connection with the previous approval at a meeting held on March 3, 2004, of the Company's Board of Directors of the corporate actions referred to below and the subsequent adoption of such corporate actions by written consent on March 3, 2004 of holders entitled to vote a majority of the aggregate shares of common stock par value $0.001 per share (the "Common Stock") of the Company and series A preferred stock, par value $0.01 per share (the "Series A Preferred Stock") of the Company. Accordingly, all necessary corporate approvals in connection with matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of these corporate actions before they take effect.

This Information Statement is first being mailed or furnished to the stockholders of the Company on or about March 23 2004, and the transactions described herein shall not become effective until at least 20 days thereafter.

ACTIONS BY BOARD OF

DIRECTORS AND

CONSENTING STOCKHOLDERS

The following corporate actions were authorized and adopted by unanimous written consent of the Board of Directors of the Company on March 3, 2004, a copy of which is attached hereto as Exhibit A, and subsequently we received the written consent in lieu of a meeting of stockholders, from the holders entitled to vote a majority of the Common Stock and Series A Preferred Stock of the Company on March 3, 2004, which is attached hereto as Exhibit B:

1. To amend our Articles of Incorporation to increase the number of authorized shares of our Common Stock to 1,000,000,000;

The reasons for, and general effect of, the amendments to our Articles of Incorporation is described in "ACTION 1 - AMENDMENTS INCREASING THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK."

 The Board of Directors of the Company knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of the Company's Common Stock and Series A Preferred Stock.

GENERAL

This Information Statement is first being mailed or furnished to stockholders on or about March 22, 2004, and the Amendments described herein will not become effective until at least 20 calendar days thereafter. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company's Common Stock and Series A Preferred Stock.

VOTE OBTAINED – NEVADA LAW

Nevada Revised Statutes ("NRS") 78.390 provides that every amendment to our Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of stockholders entitled to vote on any such amendment. Under NRS 78.390 and our bylaws, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power is sufficient amend our Articles of Incorporation. NRS 78.320 provides that, unless otherwise provided in the Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendments as early as possible in order to accomplish the purposes as hereafter described, our Board of Directors voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of our voting stock.  NRS 78.320 provides that in no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

VOTING SECURITIES AND

PRINCIPAL HOLDERS THEREOF

As of March 3, 2004, there were 465,968,382 outstanding shares of Common Stock and 300,000 outstanding shares of Series A Preferred Stock. Each holder of Common Stock is entitled to one vote for each share held by such holder, and each of the three holders of 100,000 shares of Series A Preferred Stock is entitled to an aggregate of 662,165,595 shares per holder, each representing 27% of the aggregate shares of Common Stock and Series A Preferred Stock entitled to vote. By virtue of their holdings of Series A Preferred Stock, the executive officers of the Company, who are also directors of the Company, were able to authorize the corporate actions described herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth, as of March 3, 2004, certain information as to the stock ownership of each person known by the Company to own beneficially 5% or more of the Company's outstanding Common Stock, by each director of the Company who owns shares of Common Stock, and by all officers and directors as a group. This table includes the shares of Series A Preferred Stock, which have the right in the aggregate to cast 81% of the total votes which may be cast by the holders of all the outstanding (i) shares of Common Stock and (ii) Series A Preferred Stock.

Name and Address of Beneficial Owner	Number of shares of Common Stock Owned	Number of shares of Series A Preferred Stock Owned (1)	Percentage of Voting Rights
Isaac Nussen c/o Gemz Corp 800 Second Ave., 8th Fl New York, NY 10017	0	100,000	27%
George Weiss 131 West 35 th Street New York, NY 10001	0	100,000	27%
Ratzon Kochavi c/o Gemz Corp. 800 Second Ave., 8th Fl. New York, NY 10017	0	100,000	27%
All officers and directors as a group (4 persons)	0	300,000	81%

(1) Except as otherwise indicated, all shares are beneficially owned and sole voting and investment power is held by the persons named.

NOTICE TO STOCKHOLDERS OF ACTIONS

APPROVED BY CONSENTING STOCKHOLDERS

The following actions have been approved by the written consent of two of the holders together entitled to vote a majority of the aggregate shares of Common Stock and Series A Preferred Stock of Company:

ACTION 1

AMENDMENT INCREASING

THE NUMBER OF AUTHORIZED SHARES

OF OUR COMMON STOCK

Purpose of the Increase

Our Board of Directors has determined that it is in our best interests to increase the number of authorized shares of our common stock. The Board of Directors believes that the Share Increase Amendment will provide us with greater flexibility by increasing our authorized capital to allow us to issue additional shares of our common stock. Consequently, the Board of Directors has recommended that we increase the number of authorized shares of our common stock to 1,000,000,000 shares.

The Company amended its Articles of Incorporation to effect the increases in the number of authorized shares of Common Stock to enable the Company to immediately issue shares of Common Stock in connection with the receipt by the Company of notices to convert the Company's outstanding 8% Convertible Debentures (the "Debentures") into shares of Common Stock. The Company currently has outstanding $605,000 principal amount of the Debentures which are convertible into shares of Common Stock. The Debentures bear interest at a rate of 8% and were due at various times. The first debenture in the amount of $125,000 of remaining unpaid principal outstanding was due on April 25, 2003. The Debenture is convertible into shares of Common Stock, and was amended in January 2002 to amend the conversion price to the lower of (i) 70% of the average of the closing sale price of the Company's Common Stock for the five trading days prior to the applicable conversion date, and (ii) $0.015, subject to customary adjustments.

A second debenture in the amount of $250,000 was entered into on March 3, 2004 in exchange for a Note dated November 13, 2000. The debenture bears interest at 8% and is convertible into shares of Common Stock, with a conversion price equal to the lower of (i) 70% of the average of the closing sale price of the Company's Common Stock for the five trading days prior to the applicable conversion date, and (ii) $0.015, subject to customary adjustments.

A third and a fourth debenture, were entered into on April 4, 2002, each for $105,500 of principal amount, and bearing interest at the rate of 8% per annum. The debentures were not paid and the accrued interest to date was agreed to be $19,500; thus the amount due on each debenture is $125,000.

Pursuant to the terms of the Debentures, upon receipt by the Company of a notice to convert the Debentures into shares of Common Stock the Company must deliver such shares to the holders of the Debentures within three (3) trading days. Under the terms of the Debentures, if the Company fails to timely deliver such shares the Company shall have to pay to such holder who requested conversion of the Debenture, liquidated damages per trading day for each trading day until the shares are delivered, in an amount equal to 0.5% of the aggregate remaining principal amount of the Debentures requested to be converted together with interest on such amount at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full. Under the terms of the Debentures the failure by the Company to timely deliver such shares constitutes an event of default pursuant to which the holder of the Debenture may declare the principal of and interest on the Debentures to be immediately due and payable upon written notice to the Company.

The Company's issuance of the shares of Common Stock upon conversion of the Debentures have the effect of diluting the equity ownership position of the then current holders of Common Stock.

Effect of the Increase

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board of Directors will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by the Articles of Incorporation or applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by our stockholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the Share Increase Amendment is not prompted by any specific effort or takeover threat currently perceived by management.

Vote Required

Pursuant to NRS 78.385 and NRS 78.390, the affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to amend our Articles of Incorporation to increase the number of authorized shares of our common stock to 1,000,000,000 shares, which vote was obtained by majority written consent. As a result, the Share Increase Amendment was approved and no further votes will be needed.

Effective Date

Under applicable federal securities laws, the Share Increase Amendment cannot be effective until at least 20 calendar days after this Information Statement is sent or given to our stockholders. The Share Increase Amendment will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place 20 calendar days after distribution of this Information Statement is mailed to our stockholders.

Dissenters' Rights of Appraisal

The Nevada Revised Statutes do not provide for appraisal rights in connection with the increase of authorized shares of our capital stock.

ADDITIONAL INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and Form 10-QSB with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

By Order of the Board of Directors

_______________________________

RATZON KOCHAVI

PRESIDENT

Dated: New York, New York

March 4, 2004

EXHIBIT A

EXHIBIT A

UNANIMOUS WRITTEN CONSENT

OF THE

BOARD OF DIRECTORS

OF

GEMZ CORP.

The undersigned, constituting all of the members of the board of directors (the "BOARD") of GEMZ Corp., a Nevada corporation (the "COMPANY"), adopt the following resolutions by unanimous written consent in lieu of a meeting, pursuant to Section 78.315 of the Nevada Revised Statutes:

RESOLVED, that the adoption of resolution by the Board on March 3, 2004 to increase the Company's number of authorized shares of Common Stock to 1,000,000,000 shares,  and the filing of certificates with the Secretary of State of the State of Nevada to effect the increases in the number of authorized shares of Common Stock, is hereby ratified and approved in all respects;

RESOLVED, that an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock to 1,000,000,000 shares, in substantially the form attached hereto as EXHIBIT A, is hereby approved;

RESOLVED, that the officers of the Company be, and each of them individually hereby is, authorized, empowered and directed, to execute and file with the Secretary of State of Nevada, any and all such certificates, amendments, instruments and documents, in the name of, and on behalf of, the Company, with such changes thereto as any officer may approve, and to take all such further action as they, or any of them, may deem necessary or appropriate to carry out the purpose and intent of the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned have adopted the foregoing resolutions by unanimous written consent as of the 3rd day of March, 2004.

/s/ Isaac Nussen ----------------------------------------------- Isaac Nussen /s/ Ratzon Kochavi ----------------------------------------------- Ratzon Kochavi

EXHIBIT B

WRITTEN CONSENT OF THE MAJORITY

OF THE STOCKHOLDERS OF

GEMZ CORP.

The undersigned, constituting the holders entitled to vote a majority of the aggregate shares of common stock, par value $0.001 per share (the "Common Stock") of GEMZ Corp., a Nevada corporation (the "COMPANY") and series A preferred stock, par value $0.01 per share (the "Series A Preferred Stock") of the Company, hereby adopt the following resolutions by written consent in lieu of a meeting, pursuant to Section 78.320 of the Nevada Revised Statutes:

RESOLVED, that the approval by the Board of Directors of the Company to increase the Company's number of authorized shares of Common Stock to 1,000,000,000 shares and the filing of certificates with the Secretary of State of the State of Nevada to effect the increases in the number of authorized shares of Common Stock, is hereby ratified and approved in all respects;

RESOLVED, that an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock to 1,000,000,000 shares, in substantially the form attached hereto as EXHIBIT A, is hereby approved.

IN WITNESS WHEREOF, the undersigned have adopted the foregoing resolutions by written consent as of the 3rd day of March, 2004.

/s/ Isaac Nussen ------------------------------------------------ Isaac Nussen /s/ Ratzon Kochavi ------------------------------------------------ Ratzon Kochavi

EXHIBIT C

Certificate of Amendment

to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 -After Issuance of Stock)

1. Name of corporation: GEMZ Corp., (the "Corporation")

2. Paragraph 4.1 of ARTICLE IV of the articles has been amended in its entirety to read as follows:

"4.1 NUMBER OF SHARES AUTHORIZED; PAR VALUE. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000,000,000. The corporation is authorized to issue 1,000,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 5,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). The Preferred Stock may be issued at any time or from time to time, in any one or more series, and any such series shall be comprised of such number of shares and may have such voting powers, whole or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including liquidation preferences, as shall be stated and expressed in the resolution or resolutions of the board of directors of the Corporation, the board of directors being hereby expressly vested with such power and authority to the full extent now or hereafter permitted by law."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provision of the articles of incorporation have voted in favor of theamendment is: 54% in favor

4. Effective date of filing (optional): 20 calendar days (must not be later than 90 days after the certificate is filed).

5. Officer Signature (required): /S/ ISAAC NUSSEN

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES.  SEE ATTACHED FEE SCHEDULE.

NEVADA SECRETARY OF STATE AM 78.385 AMEND 2003

REVISED ON: 11/03/03